Exhibit 99.1

News Release

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact                                                         For release: IMMEDIATELY

Jerry Davis (media) 215-977-6298

Tom Harr (investors) 215-977-6764

No. 14-06

SUNOCO REPORTS SECOND QUARTER 2006 RESULTS

PHILADELPHIA, August 2, 2006 — Sunoco, Inc. (NYSE: SUN) today reported net income of $426 million ($3.22 per share diluted) for the second quarter of 2006 versus $242 million ($1.75 per share diluted) for the second quarter of 2005. For the first half of 2006, Sunoco reported net income of $505 million ($3.80 per share diluted) versus $358 million ($2.58 per share diluted) in the first half of 2005. There were no special items in either the quarterly or year-to-date periods.

“Strong refining margins, particularly for ethanol-blended gasoline and low-sulfur diesel products, led to record quarterly earnings,” said John G. Drosdick, Sunoco Chairman and Chief Executive Officer. “Margins strengthened during the quarter as the tight supply/demand balance in refining markets continued. Despite the higher prices associated with crude oil and product price increases, we continued to see steady demand for transportation fuels in the second quarter.”

Drosdick continued, “In this market, our income again came largely from Refining and Supply, which earned $409 million for the quarter. With overall conversion unit utilization rates at approximately 98 percent, operations were strong and enabled us to maximize supply of premium gasoline and distillate products.

“Refining margins have remained relatively strong into the third quarter to date. Unscheduled maintenance in our Northeast Refining system reduced production by approximately four million barrels in July but is now complete and no further significant maintenance is planned for the quarter. With continued modest demand growth, the outlook for refining remains favorable.

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SUNOCO 2Q06 EARNINGS, PAGE 2

“Non-refining business unit earnings totaled $40 million for the quarter. Retail Marketing earnings were up versus a year ago due to slightly higher retail gasoline margins. In our Chemicals business, the further increases in chemical feedstock cost, particularly propylene, led to much lower margins for polypropylene and phenol than in the 2005 second quarter. Market conditions for these businesses are similar at this time.”

Drosdick added, “We continued our share repurchase program - $150 million during the quarter and $198 million year-to-date and have reduced our shares outstanding by two percent so far this year. With a recently approved increase, the remaining share repurchase authorization is currently $609 million.”

Commenting on capital expenditures, Drosdick said, “We continue to execute our capital program in Refining and Supply and update estimates for future projects. While we still expect capital spending of approximately $600-$700 million annually in this business over the next several years, tightened market conditions for engineering, procurement and construction have raised cost estimates and lengthened anticipated completion schedules for many projects being considered. These pressures are likely to result in the extension of completion dates for some projects and the deferral or cancellation of others that do not meet required investment-return criteria. While potential economic returns for most refining upgrade or expansion projects remain attractive, we will continue to be disciplined when evaluating discretionary growth investments.”

DETAILS OF SECOND QUARTER RESULTS

REFINING AND SUPPLY

Refining and Supply earned $409 million in the second quarter versus $212 million in the second quarter of 2005. The increase in earnings was due to higher realized margins in both the Northeast and MidContinent regions, particularly for wholesale gasoline and distillate products. Strong premiums for ethanol-blended gasoline and low-sulfur diesel fuel supported the wholesale marketplace throughout the second quarter. Partially offsetting these positive factors were higher expenses and lower production volumes. The higher expenses in the quarter were mainly the result of higher purchased fuel costs and expenses associated with maintenance activities. Also contributing to the increase in expenses were operating costs to produce low-sulfur fuels.

Total crude unit throughput averaged 863.8 thousand barrels daily (96 percent utilization) for the quarter, with total production available for sale approximating 84 million barrels. MidContinent production was lower than the prior-year quarter due to a maintenance turnaround at the Toledo refinery that extended from the end of March into mid-April.

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SUNOCO 2Q06 EARNINGS, PAGE 3

RETAIL MARKETING

Retail Marketing earned $10 million in the second quarter of 2006 versus $7 million in the second quarter of 2005. The increase was primarily due to improved retail gasoline margins. Monthly gasoline and diesel throughput per company owned or leased outlet was approximately 3 percent higher than the second quarter of 2005.

CHEMICALS

Chemicals earned $8 million in the second quarter of 2006 versus $30 million in the prior-year period. The decrease in earnings was due primarily to lower margins for both phenol and polypropylene, partially offset by higher sales volumes, lower expenses and a $4 million deferred tax benefit recognized in the second quarter of 2006 as a result of a state law change. The average gross margin for phenol and related products was almost 6 cents per pound lower than the second quarter of 2005 largely due to weaker acetone and bisphenol-A markets. Polypropylene margins were slightly over 2 cents per pound lower than the year-ago period.

LOGISTICS

Earnings for the Logistics segment were $12 million in the second quarter versus $9 million in the second quarter of 2005. The increase was due largely to higher earnings attributable to Eastern pipeline operations and crude oil acquisition and marketing activities. Operating results from the Partnership’s acquisitions completed in 2006 and 2005 also contributed to the increase. Partially offsetting these positive factors was Sunoco’s reduced ownership in the Partnership subsequent to the public equity offerings in 2006 and 2005.

COKE

The Coke business earned $10 million in the second quarter of 2006 versus $13 million in the second quarter of 2005. The decrease was primarily due to a $4 million partial phase-out of tax credits which resulted from the high level of crude oil prices during the first half of 2006. Year-to-date, Sun Coke recorded only 61 percent of the benefit of the tax credits that otherwise would have been available without regard to the phase-out.

CORPORATE AND OTHER

Corporate administrative expenses were $11 million after tax in the current quarter versus $16 million in the comparable quarter last year. The decrease was largely due to lower accruals for performance-related incentive compensation.

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Net financing expenses were $12 million after tax in the second quarter of 2006 versus $13 million in the second quarter of 2005. The decline was primarily due to higher interest income, partially offset by an increase in interest expense.

SIX MONTH RESULTS

Sunoco earned $505 million, or $3.80 per share of common stock on a diluted basis, for the first six months of 2006 versus $358 million, or $2.58 per share, in the comparable 2005 period. The increase was primarily due to higher wholesale fuels margins. Also contributing to the improvement in earnings were higher retail gasoline margins, a lower effective income tax rate and higher earnings from Sunoco’s Logistics business. Partially offsetting these positive factors were higher expenses, including fuel charges; lower chemical margins; and lower production of refined products.

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 900,000 barrels per day of refining capacity, over 4,700 retail sites selling gasoline and convenience items, approximately 5,400 miles of crude oil and refined product owned and operated pipelines and 38 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with annual sales of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. Utilizing a unique, patented technology, Sunoco also has the capacity to manufacture over 2.5 million tons annually of high-quality metallurgical-grade coke for use in the steel industry.

Anyone interested in obtaining further insights into the second quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 3:00 p.m. ET on August 3, 2006. It can be accessed through Sunoco’s Web site - www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Sunoco believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Sunoco’s business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: general economic, financial and business conditions which could affect Sunoco’s financial condition and results of operation; changes in competition and competitive practices, including the impact of foreign imports; effects of weather conditions and natural disasters on the Company’s operating facilities and on product supply and demand; changes in refined product and chemical margins; variation in

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SUNOCO 2Q06 EARNINGS, PAGE 5

petroleum-based commodity prices and availability of crude oil and feedstock supply or transportation; effects of transportation disruptions; changes in the price differentials between light-sweet and heavy-sour crude oils; changes in the marketplace which may affect supply and demand for Sunoco’s products; changes in the level of operating expenses; changes in product specifications; availability and pricing of ethanol; changes in the expected level of environmental capital, operating or remediation expenditures; age of, and changes in the reliability, efficiency and capacity of, the Company’s operating facilities or those of third parties; effects of adverse events relating to the operation of the Company’s facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions); risks related to labor relations and workplace safety; changes in applicable statutes and government regulations or their interpretations, including those relating to the environment and global warming; changes in tax laws or their interpretations, including pension funding requirements; ability to identify acquisitions, execute them under favorable terms and integrate them into the Company’s existing businesses; ability to enter into joint ventures and other similar arrangements under favorable terms; delays and/or costs related to construction, improvements and/or repairs of facilities (including shortages of skilled labor, the issuance of applicable permits and inflation); nonperformance by or disputes with major customers, suppliers, dealers, distributors or other business partners; changes in financial markets impacting pension expense and funding requirements; political and economic conditions in the markets in which the Company, its suppliers and customers operate, including the impact of potential terrorist acts and international hostilities; military conflicts between, or internal instability in, one or more oil producing countries, governmental actions and other disruptions in the ability to obtain crude oil; and changes in the status of, or initiation of new, litigation, arbitration or other proceedings to which the Company is a party or liability resulting from such litigation, arbitration or other proceedings, including natural resource damage claims. These and other applicable risks and uncertainties have been described more fully in Sunoco’s First Quarter 2006 Form 10-Q filed with the Securities and Exchange Commission on May 4, 2006 and in other periodic reports filed with the Securities and Exchange Commission. Sunoco undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

-END OF TEXT, CHARTS FOLLOW-

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SUNOCO 2Q06 EARNINGS, PAGE 6

Sunoco, Inc.

2006 Second Quarter and Six-Month Financial Summary

(Unaudited)

	2006	2005
Second Quarter

Revenues	$10,590,000,000	$7,990,000,000

Net Income	$426,000,000	$242,000,000

Net Income Per Share of Common Stock*:
Basic	$3.24	$1.77
Diluted	$3.22	$1.75

Weighted-Average Number of Shares Outstanding* (In Millions):
Basic	131.5	137.1
Diluted	132.2	138.0

Six Months

Revenues	$19,183,000,000	$15,199,000,000

Net Income	$505,000,000	$358,000,000

Net Income Per Share of Common Stock*:
Basic	$3.82	$2.60
Diluted	$3.80	$2.58

Weighted-Average Number of Shares Outstanding* (In Millions):
Basic	132.2	137.7
Diluted	132.9	138.5

*	Share and per-share data presented for all periods reflect the effect of a two-for-one stock split, which was effected in the form of a common stock dividend distributed on August 1, 2005.

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per Share Amounts)

(Unaudited)

	Three Months Ended June 30		Variance
	2006	2005
Refining and Supply	$409	$212	$197
Retail Marketing	10	7	3
Chemicals	8	30	(22)
Logistics	12	9	3
Coke	10	13	(3)
Corporate and Other:
Corporate expenses	(11)	(16)	5
Net financing expenses and other	(12)	(13)	1

Consolidated net income	$426	$242	$184

Net income per share of common stock (diluted)	$3.22	$1.75	$1.47

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per Share Amounts)

(Unaudited)

	Six Months Ended June 30		Variance
	2006	2005
Refining and Supply	$482	$320	$162
Retail Marketing	10	(1)	11
Chemicals	22	63	(41)
Logistics	18	12	6
Coke	24	23	1
Corporate and Other:
Corporate expenses	(27)	(32)	5
Net financing expenses and other	(24)	(27)	3

Consolidated net income	$505	$358	$147

Net income per share of common stock (diluted)	$3.80	$2.58	$1.22

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2006	2005	2006	2005
TOTAL REFINING AND SUPPLY

Income (Millions of Dollars)	$409	$212	$482	$320
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$12.41	$7.87	$9.35	$6.92
Crude Inputs as Percent of Crude Unit Rated Capacity	96	99	94	98
Throughputs (Thousand Barrels Daily):
Crude Oil	863.8	890.8	849.7	882.9
Other Feedstocks	76.7	63.3	72.7	58.0

Total Throughputs	940.5	954.1	922.4	940.9

Products Manufactured (Thousand Barrels Daily):
Gasoline	453.9	437.8	440.9	440.4
Middle Distillates	310.1	327.3	309.1	315.9
Residual Fuel	76.2	78.0	73.5	77.6
Petrochemicals	34.4	38.4	35.0	38.5
Lubricants	14.7	13.5	13.9	13.1
Other	83.9	95.0	84.7	92.2

Total Production	973.2	990.0	957.1	977.7
Less: Production Used as Fuel in Refinery Operations	44.9	48.9	44.6	47.8

Total Production Available for Sale	928.3	941.1	912.5	929.9

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.

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SUNOCO 2Q06 EARNINGS, PAGE 10

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2006	2005	2006	2005
Northeast Refining*

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$11.56	$7.55	$8.55	$6.84
Market Benchmark 6-3-2-1 (Per Barrel)	$8.76	$6.06	$6.62	$5.29
Crude Inputs as Percent of Crude Unit Rated Capacity	98	100	95	99
Throughputs (Thousand Barrels Daily):
Crude Oil	639.5	655.1	624.9	650.6
Other Feedstocks	69.2	56.5	64.7	51.7

Total Throughputs	708.7	711.6	689.6	702.3

Products Manufactured (Thousand Barrels Daily):
Gasoline	342.4	320.6	330.9	324.6
Middle Distillates	235.3	248.5	232.8	239.7
Residual Fuel	72.3	73.3	69.4	73.2
Petrochemicals	27.7	29.4	28.2	29.7
Other	54.2	65.4	52.9	61.6

Total Production	731.9	737.2	714.2	728.8
Less: Production Used as Fuel in Refinery Operations	34.1	36.8	33.3	36.1

Total Production Available for Sale	697.8	700.4	680.9	692.7

* Comprised of the Marcus Hook, Philadelphia and Eagle Point refineries.

MidContinent Refining*

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$15.00	$8.80	$11.69	$7.14
Market Benchmark 3-2-1 (Per Barrel)	$18.63	$9.94	$13.27	$8.09
Crude Inputs as Percent of Crude Unit Rated Capacity	92	96	92	95
Throughputs (Thousand Barrels Daily):
Crude Oil	224.3	235.7	224.8	232.3
Other Feedstocks	7.5	6.8	8.0	6.3

Total Throughputs	231.8	242.5	232.8	238.6

*	Comprised of the Toledo and Tulsa refineries.

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SUNOCO 2Q06 EARNINGS, PAGE 11

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2006	2005	2006	2005
MidContinent Refining (continued)

Products Manufactured (Thousand Barrels Daily):
Gasoline	111.5	117.2	110.0	115.8
Middle Distillates	74.8	78.8	76.3	76.2
Residual Fuel	3.9	4.7	4.1	4.4
Petrochemicals	6.7	9.0	6.8	8.8
Lubricants	14.7	13.5	13.9	13.1
Other	29.7	29.6	31.8	30.6

Total Production	241.3	252.8	242.9	248.9
Less: Production Used as Fuel in Refinery Operations	10.8	12.1	11.3	11.7

Total Production Available for Sale	230.5	240.7	231.6	237.2

RETAIL MARKETING

Income (Loss) (Millions of Dollars)	$10	$7	$10	$(1)
Retail Margin* (Per Barrel):
Gasoline	$3.53	$3.32	$3.21	$2.86
Middle Distillates	$3.64	$3.34	$4.37	$4.27
Sales of Petroleum Products (Thousand Barrels Daily):
Gasoline	308.9	305.4	298.3	297.6
Middle Distillates	41.4	42.2	43.9	45.8

	350.3	347.6	342.2	343.4

Total Retail Gasoline Outlets, End of Period	4,723	4,804	4,723	4,804
Gasoline and Diesel Throughput per Company Owned or Leased Outlet (M Gal/Site/Month)	143	139	137	135
Convenience Stores:
Total Stores, End of Period	736	742	736	742
Merchandise Sales (M$/Store/Month)	$82	$81	$76	$76
Merchandise Margin (Company Operated) (% of Sales)	27%	29%	28%	28%

*	Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

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SUNOCO 2Q06 EARNINGS, PAGE 12

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2006*	2005	2006*	2005
CHEMICALS

Income (Millions of Dollars)	$8	$30	$22	$63
Margin** (Cents per Pound):
All Products***	8.8	12.8	9.8	12.7
Phenol and Related Products	7.1	12.8	8.1	11.9
Polypropylene***	11.1	13.2	12.2	14.3
Sales (Millions of Pounds):
Phenol and Related Products	663	617	1,296	1,298
Polypropylene	569	583	1,131	1,116
Other	21	16	42	49

	1,253	1,216	2,469	2,463

*       The income and margin data reflect a new pricing formula for 2006 sales of phenol to Honeywell International Inc. based upon the outcome of arbitration decisions in the third quarter of 2005 and first quarter of 2006.

** Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.
*** The polypropylene and all products margins include the impact of a long-term supply contract with Equistar Chemicals, L.P. which is priced on a cost-based formula that includes a fixed discount.

LOGISTICS*

Income (Millions of Dollars)	$12	$9	$18	$12
Pipeline and Terminal Throughput (Thousand Barrels Daily)*:
Unaffiliated Customers	1,001	820	1,019	826
Affiliated Customers	1,659	1,632	1,639	1,641

	2,660	2,452	2,658	2,467

* Excludes joint-venture operations.

COKE*

Income (Millions of Dollars)	$10	$13	$24	$23
Coke Production (Thousands of Tons)	627	625	1,258	1,128
Coke Sales (Thousands of Tons)	632	621	1,279	1,118

*	Includes amounts attributable to the Haverhill facility, which commenced operations in March 2005.

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SUNOCO 2Q06 EARNINGS, PAGE 13

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30			For the Six Months Ended June 30
	2006		2005	2006		2005
CAPITAL EXPENDITURES (Millions of Dollars)

Refining and Supply	$179		$202	$309		$351
Retail Marketing	24		36	36		47
Chemicals	16	*	10	27	*	28
Logistics	36		11	52	**	19
Coke	2		3	5		25

	$257		$262	$429		$470

*       Excludes a $14 million purchase price adjustment to the 2001 Aristech Chemical Corporation acquisition attributable to an earn-out payment made in April 2006. The earn out, which relates to 2005, was due to realized margins for phenol exceeding certain agreed-upon threshold amounts.

**     Excludes the acquisition of two separate crude oil pipeline systems and related storage facilities located in Texas, one from Alon USA Energy, Inc. for $68 million and the other from Black Hills Energy, Inc. for $41 million.

DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)

Refining and Supply	$55		$47	$111		$96
Retail Marketing	25		25	50		52
Chemicals	19		17	37		35
Logistics	10		8	19		16
Coke	5		5	9		8

	$114		$102	$226		$207

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SUNOCO 2Q06 EARNINGS, PAGE 14

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per Share Amounts)

(Unaudited)

	2005
	1st	2nd	3rd	4th	Total
Refining and Supply	$108	$212	$341	$286	$947
Retail Marketing	(8)	7	6	25	30
Chemicals	33	30	23	8	94
Logistics	3	9	7	3	22
Coke	10	13	15	10	48
Corporate and Other:
Corporate expenses	(16)	(16)	(25)	(27)	(84)
Net financing expenses and other	(14)	(13)	(10)	(8)	(45)

	116	242	357	297	1,012
Special items	—	—	(28)	(10)	(38)

Consolidated net income	$116	$242	$329	$287	$974

Earnings (loss) per share of common stock (diluted):
Income before special items	$.83	$1.75	$2.60	$2.19	$7.36
Special items	—	—	(.21)	(.07)	(.28)

Net income	$.83	$1.75	$2.39	$2.12	$7.08

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SUNOCO 2Q06 EARNINGS, PAGE 15

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per Share Amounts)

(Unaudited)

	2006
	1st	2nd
Refining and Supply	$73	$409
Retail Marketing	—	10
Chemicals	14	8
Logistics	6	12
Coke	14	10
Corporate and Other:
Corporate expenses	(16)	(11)
Net financing expenses and other	(12)	(12)

	79	426
Special items	—	—

Consolidated net income	$79	$426

Earnings per share of common stock (diluted):
Income before special items	$.59	$3.22
Special items	—	—

Net income	$.59	$3.22

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SUNOCO 2Q06 EARNINGS, PAGE 16

Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

	2005
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$7,191	$7,970	$9,345	$9,248	$33,754
Interest income	3	3	6	11	23
Other income (loss), net	15	17	(56)	11	(13)

	7,209	7,990	9,295	9,270	33,764

COSTS AND EXPENSES
Cost of products sold and operating expenses	6,059	6,581	7,702	7,686	28,028
Consumer excise taxes	585	640	675	688	2,588
Selling, general and administrative expenses	209	225	242	270	946
Depreciation, depletion and amortization	105	102	109	113	429
Payroll, property and other taxes	36	28	33	27	124
Interest cost and debt expense	23	23	25	23	94
Interest capitalized	(6)	(6)	(8)	(5)	(25)

	7,011	7,593	8,778	8,802	32,184
Income before income tax expense	198	397	517	468	1,580
Income tax expense	82	155	188	181	606

Net income	$116	$242	$329	$287	$974

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SUNOCO 2Q06 EARNINGS, PAGE 17

Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

	2006
	1st	2nd
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$8,569	$10,575
Interest income	10	8
Other income, net	14	7

	8,593	10,590

COSTS AND EXPENSES
Cost of products sold and operating expenses	7,454	8,858
Consumer excise taxes	628	663
Selling, general and administrative expenses	210	210
Depreciation, depletion and amortization	112	114
Payroll, property and other taxes	34	31
Interest cost and debt expense	26	27
Interest capitalized	(1)	(4)

	8,463	9,899
Income before income tax expense	130	691
Income tax expense	51	265

Net income	$79	$426

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SUNOCO 2Q06 EARNINGS, PAGE 18

Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At June 30 2006	At December 31 2005
ASSETS
Current Assets
Cash and cash equivalents	$600	$919
Accounts and notes receivable, net	2,363	1,754
Inventories	1,194	799
Deferred income taxes	216	215

Total Current Assets	4,373	3,687

Investments and long-term receivables	127	143
Properties, plants and equipment, net	5,969	5,658
Prepaid retirement costs	12	12
Deferred charges and other assets	449	431

Total Assets	$10,930	$9,931

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$4,186	$3,695
Current portion of long-term debt	195	177
Taxes payable	434	338

Total Current Liabilities	4,815	4,210

Long-term debt	1,243	1,234
Retirement benefit liabilities	537	563
Deferred income taxes	895	817
Other deferred credits and liabilities	400	409
Minority interests	745	647
Shareholders’ equity	2,295	2,051

Total Liabilities and Shareholders’ Equity	$10,930	$9,931

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SUNOCO 2Q06 EARNINGS, PAGE 19

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Six Months Ended June 30
	2006	2005
INCREASES (DECREASES) IN CASH AND CASH EQUIVALENTS

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$505	$358
Adjustments to reconcile net income to net cash provided by operating activities:
Phenol supply contract dispute payment	(95)	—
Proceeds from power contract restructuring	—	48
Depreciation, depletion and amortization	226	207
Deferred income tax expense	75	25
Payments in excess of expense for retirement plans	(26)	(5)
Changes in working capital pertaining to operating activities, net of effect of acquisitions	(343)	(74)
Other	23	12

Net cash provided by operating activities	365	571

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(429)	(470)
Acquisitions	(123)	—
Proceeds from divestments	28	21
Other	(9)	5

Net cash used in investing activities	(533)	(444)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of long-term debt	301	—
Repayments of long-term debt	(275)	(13)
Net proceeds from issuance of Sunoco Logistics Partners L.P. limited partnership units	110	99
Cash distributions to investors in cokemaking operations	(7)	(11)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(22)	(12)
Cash dividend payments	(60)	(48)
Purchases of common stock for treasury	(198)	(131)
Proceeds from issuance of common stock under management incentive and employee option plans	1	6
Other	(1)	(5)

Net cash used in financing activities	(151)	(115)

Net increase (decrease) in cash and cash equivalents	(319)	12
Cash and cash equivalents at beginning of period	919	405

Cash and cash equivalents at end of period	$600	$417

-END OF SUNOCO 2Q06 EARNINGS REPORT-